Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 16, 2012, with respect to the consolidated financial statements and schedule included in the Annual Report of Cyalume Technologies Holdings, Inc. on Form 10-K for the year ended December 31, 2011.  We hereby consent to the incorporation by reference of said report in the Registration Statements of Cyalume Technologies Holdings, Inc. on Form S-8 (File No. 33-161569, effective August 27, 2009).

/s/ GRANT THORNTON LLP

Glastonbury, Connecticut

April 16, 2012